Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount: up to U.S.$2,487,000	Dated as of December 29, 2023
(as set forth on the Schedule of Borrowings attached hereto)

Learn CW Investment Corporation, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of CWAM LC Sponsor LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to Two Million Four Hundred Eighty Seven Thousand U.S. Dollars (U.S.$2,487,000) (as set forth on the Schedule of Borrowings attached hereto) in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

This Note amends, restates, replaces and supersedes that certain Promissory Note, dated as of May 3, 2022 (the “Existing Note”), executed by Maker in favor of Payee.  From and after the execution and delivery of this Note, (i) the indebtedness heretofore evidenced by the Existing Note shall instead by evidenced by this Note and (ii) the Existing Note shall thereupon be deemed cancelled.

1.        Principal.  The principal balance of this Note shall be repayable on the consummation of the Maker’s initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).  Payee understands that if a Business Combination is not consummated, this Note will not be repaid and all amounts owed hereunder will be forgiven except to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering.

2.           Interest.  No interest shall accrue on the unpaid principal balance of this Note.

3.          Drawdown Requests.  The Maker and the Payee agree that the Maker may request up to Two Million Four Hundred Eighty Seven Thousand U.S. Dollars (U.S.$2,487,000) for costs reasonably related to the Maker’s operating expenses, including, but not limited to, the deposit of any amount required to be funded to the Trust Account (as defined below) or expenses incurred in connection with the preparation, negotiation and consummation of a Business Combination.  The principal of this Note may be drawn down from time to time prior to the earlier of:  (i) October 13, 2024; and (ii) the date on which the Maker consummates a Business Combination, upon written request from the Maker to the Payee (each, a “Drawdown Request”).  Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than One Thousand U.S. Dollars (U.S.$1,000) unless agreed upon by the Maker and the Payee.  The Payee shall fund each Drawdown Request no later than one business day after receipt of a Drawdown Request or as otherwise agreed between Maker and Payee; provided, however, that the maximum amount of drawdowns collectively under this Note is Two Million Four Hundred Eighty Seven Thousand U.S. Dollars (U.S.$2,487,000).  No fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Drawdown Request by the Maker.  As of the date of this Note, the aggregate principal amount drawn under this Note is $2,487,000.

4.           Application of Payments.  All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.           Events of Default.  The following shall constitute an event of default (“Event of Default”):

(a)          Failure to Make Required Payments.  Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified in Section 1 above.

(b)       Voluntary Bankruptcy, Etc.  The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c)         Involuntary Bankruptcy, Etc.  The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6.           Remedies.

(a)          Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)         Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c) hereof, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7.          Conversion.  Upon consummation of a Business Combination, the Payee shall have the option, but not the obligation, to convert up to $1,500,000 of the principal balance of this Note, in whole or in part at the option of the Payee, into Private Placement Warrants (as defined in that certain Warrant Agreement, dated October 12, 2021, by and between the Maker and American Stock Transfer & Trust Company, LLC, as transfer agent), at a price of $1.00 per Private Placement Warrant.  As promptly after notice by Payee to Maker to convert up to $1,500,000 of the principal balance of this Note, which must be made at least 24 hours prior to the consummation of the Business Combination, as reasonably practicable, Maker shall have issued and delivered to Payee, without any charge to Payee, a warrant certificate or certificates (issued in the name(s) requested by Payee), or made appropriate book-entry notation on the books and records of the Maker, for the number of Private Placement Warrants of Maker issuable upon conversion of the relevant portion of the principal balance of this Note.

8.           Waivers.  The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

9.           Unconditional Liability.  The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

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10.       Notices.  All notices, statements or other documents which are required or contemplated by this Note shall be:  (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (l) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11.         Construction.  THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

12.       Severability.  Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.        Trust Waiver.  Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in which proceeds of the Maker’s initial public offering of securities (“IPO”) (including the deferred underwriters discounts and commissions) and proceeds of the sale of the warrants issued in a private placement which occurred in connection with the consummation of the IPO are deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

14.        Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15.         Assignment.  No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

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IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

LEARN CW INVESTMENT CORPORATION
a Cayman Islands exempted company

		By:	/s/ Adam Fisher
Name: Adam Fisher
Title: Director
Agreed and Acknowledged:

CWAM LC SPONSOR LLC
a Delaware limited liability company
By:	ABF Manager LLC, its manager

By:	/s/ Adam Fisher
Name: Adam Fisher
Title: Sole Member

Signature Page to Promissory Note

SCHEDULE OF BORROWINGS

[Omitted]